Exhibit 10(b)





            LEASE FOR BRANCH OFFICE LOCATED AT 1620 WADSWORTH AVENUE

                               AMENDMENT TO LEASE

     This Amendment to Lease Agreement ("Lease Amendment") dated as of December 14, 1998 between Wadsworth Realty LLC ("Landlord") with an address c/o Andrell Properties, Inc., Southport Place, 30 Jelliff Lane, Southport, CT 06490 (successor in interest to M.H. Tyson and Bertha Tyson, his wife, and A.H. Weiss and Helen Weiss, his wife, co-partners trading as Eastern Realty Company; Alfred
P. Orleans, Morris Caplan, Marvin Orleans, Bernard Flitter and M.P. Potamkin, co-partners trading as Orleans Construction Company (collectively, the "Initial Landlord")), as landlord, and first Union National Bank ("Tenant") with an office at 1345 Chestnut Street, 18th Floor, Philadelphia, PA 19107, Mail Drop:
PA 4121 (successor in interest to Industrial Trust Company (the "Initial Tenant")), as tenant.


                               W I T N E S S E T H

     WHEREAS Initial Landlord and Initial Tenant entered into a Lease Agreement dated August 8, 195$ (the "Lease") with respect to the leased premises (as defined in the Lease) (any terns used in this Lease Amendment and not otherwise defined herein shall have the meaning ascribed to such term in the Lease) which Lease is set to expire (with no further options held by Tenant to extend the term of the Lease) on December 14, 1998.

     WHEREAS Landlord and Tenant, as successors in interest to Initial Landlord and Initial Tenant, respectively seek to extend the term of the Lease from the date hereof (the "Lease Amendment Rent Commencement Date") and further modify the Lease asset forth in this Lease Amendment,

     NOW, THEREFORE, intending to be legally bound and for other good and valuable consideration, Landlord and Tenant hereby agree as follows:


     1. The language "the buildings and improvements to be constructed thereon by Landlord in accordance with this Lease" in the thirteenth and fourteenth lines of Section 101 of the Lease is hereby deleted and the language "the buildings and improvements situate on the leased premises as of the date of the commencement of the Amended Lease Term (hereinafter defined in Section 201)" is hereby inserted in its place.


     2. The first two sentences of Section 102 of the Lease are hereby deleted and the following language is hereby inserted in its place:

          Except as provided in the next sentence, all buildings, improvements, fixtures and building equipment situate on the leased premises shall be and remain the property of Landlord.


     3. Sections 201, 202 and 203 of the Lease shall be deleted in their entirety and replaced with the following:

          Section 201. Term. Tenant shall have and hold the leased premises for the term to commence on the Lease Amendment Rent Commencement Date and shall end on December 31, 2003 (the "Amended Lease Term").

          Section 202. Renewal Option-Exercise. Tenant, if not in default under the terms of this Lease after giving effect to any applicable notice and cure periods, and if Tenant is in possession and occupancy of the leased premises and conducting business therein at the time thereof, is hereby given the option (the "Renewal Option's to extend the term of this Lease for a further period of five (5) years following the expiration of the Amended Lease Term. The Renewal Option may only be exercised by Tenant giving Landlord notice in writing, by registered or certified mail, addressed to Landlord at the place provided under this Lease and received by Landlord at least 180 days prior to the expiration of the Amended Lease Term. Such extended term (the "Renewal Term") shall be at the rents determined, as hereinafter set forth, and upon the terms and conditions set out hereinafter for such renewal and there shall be no right or option for further renewals.


     4. Sections 301, 302, 303, 304 and 305 if the Lease shall be deleted in their entirety and replaced with the following:

          Section 301. Minimum Annual Rent. Tenant shall pay to Landlord the following guaranteed minimum annual rent ("Minimum Rent" or "Minimum Annual Rent"), payable in monthly installments in advance on January 1, 1999 and on the first day of each month during the term of this
          Lease:

                TIME                   ANNUAL              MONTHLY
                PERIOD                 AMOUNT              AMOUNT
                1/1/99-12/31/99        $37,500.00          $ 3,125.00
                1/1/00-12/31/00        $38,625.00          $ 3,218.75
                1/1/01-12/31/01        $39,783.75          $ 3,315.31
                1/1/02-12/31/02        $40,977.26          $ 3,414.77
                1/1/03-12/31/03        $42,206.58          $ 3,517.22

          There shall also be payable as Minimum Rent on the date of this Lease Amendment the amount of $1,814.51 for the period 12/14/98-12/31/98.

                RENEWAL OPTION:

                1/l/04-12/31/04         $43,472.78         $ 3,622.73
                1/1/05-12/31/05         $44,776.96         $ 3,731.41
                1/1/06-12/31/06         $46,120.27         $ 3,843.36
                1/l/07-12/31/07         $47,503.88         $ 3,958.66
                1/1/08-12/31/08         $48,929.00         $ 4,077.42

          Each such installment shall be sent to the Landlord at: c/o Andrell Properties, Inc., Southport Place, 30 Jelliff Lane, Southport, CT 06490 or to such other person or entity or at such other place as may be designated by Landlord from time to time, without any prior notice or demand therefor and without any deduction or setoff whatsoever, except as expressly set forth in this Lease.

          Section 302. Common Area Maintenance. Tenant agrees to pay as rent, in addition to the minimum rental herein reserved certain additional operating expenses with respect to the leased premises ("CAM Costs' which costs shall include, without limitation, the cost of the following; casualty and liability insurance and other coverage carried by Landlord with respect to the leased premises; sweeping, snow removal and subject to the limitations set forth herein, general maintenance and repair of the parking lot and roof of the leased premises; lighting the parking lot of the leased premises; security and traffic control services (if deemed necessary by Landlord); and an annual administrative fee equal to 15% of such CAM Costs. The amount due hereunder on account of such CAM Costs shall be apportioned for that part of the first and last calendar years covered by the term hereof. Landlord will deliver to Tenant a statement showing in reasonable detail Tenant's CAM Costs and, within 30 days after delivery of such statement, Tenant will pay Tenant's CAM Costs as additional rent. Landlord may at any time during the term of this Lease require Tenant to pay monthly installments along with Minimum Rent equal to one-twelfth (1/12th) of Tenant's CAM Costs for the preceding year; provided however, that Tenant shall pay any deficiency (or Landlord shall refund any overpayment) within 30 days after delivery of the aforementioned statement by Landlord. Any Landlord's statement of Tenant's CAM Costs shall be conclusive and binding on Tenant unless Tenant shall object to such statement, specifying the specific areas in which it disputes such statement, within one hundred eighty (180) days after receipt of such statement.

          The CAM Costs shall not include:

          a. any charge for depreciation, interest, leasehold amortization or rents (including ground rents) and non-cash items paid, booked or incurred by Landlord;

          b. items and services for which Tenant reimburses Landlord or pays third parties;

          c. repairs or other work needed because of fire, windstorm or other casualty or cause insured against by Landlord pursuant to the casualty and insurance provisions of the Lease, or to the extent Landlord's insurance would have provided insurances, which is the greater coverage;

          d. any costs, fines or penalties, incurred because Landlord violated any, governmental law, statute or ordinance;

          e. costs incurred by Landlord to test, survey, cleanup, contain, abate, remove, or otherwise remedy any currently classified hazardous wastes or asbestos containing materials from the leased premises or related land, unless the Tenant caused such wastes or asbestos containing materials to be in, on, or around the leased premises;

          f. other expenses which under GAAP, consistently applied, would not be considered normal maintenance, repair, management ox operating expenses;

          g. costs of electrical energy furnished and metered directly to Tenant;

          h. salaries, expenses, fringe benefits and other compensation except to the extent reasonable and directly allocable to the operation of the leased premises;

          i. increased insurance premiums caused by acts of any party other than Tenant;

          j.   costs incurred by the negligence or willful acts of the Landlord;
               or

          k. costs of repair or replacement incurred by fire or other casualty or caused by the right or eminent domain.

          Tenant shall be permitted to audit Landlord's books and records pertaining to CAM Costs at a mutually convenient time, following reasonable advance notice to Landlord. If it is mutually determined through an audit of the Landlord's books that amounts paid to Landlord are in excess of amounts due, then Landlord shall repay such excess to Tenant within thirty (30) days after demand following such determination.

          Section 303. Real Estate Taxes. Tenant agrees to pay as rent in addition to the minimum rental herein reserved, all real estate taxes, charges or other assessments assessed or imposed upon the leased premises during the term of this Lease (including, but not limited to, charges for water and sewer rents). The amount due hereunder on account of such taxes ("Tenant's Tax Payment") shall be apportioned for that part of the first and the last calendar years covered by the term hereof. Landlord will deliver to Tenant a statement showing in reasonable detail Tenant's Tax Payment and, within 30 days after delivery of such statement, Tenant will pay Tenant's Tax Payment to Landlord as additional rent. Landlord may at any time during the term of this Lease require Tenant to pay monthly installments along with Minimum Rent equal to one-twelfth (1/12th) of Tenant's Tax Payment for the preceding year; provided, however, that Tenant shall pay any deficiency (or Landlord refund any overpayment) within 30 days after delivery of the aforementioned statement by Landlord. Tenant agrees to pay Tenant's share of any Use and Occupancy Tax or similar tax imposed by the City of Philadelphia, if applicable. Any Landlord's statement of Tenant's Tax Payment or Use and Occupancy Tax shall be conclusive and binding on Tenant unless Tenant shall object to such statement, specifying the specific areas in which it disputes such statement, within ninety (90) days after receipt of such statement. Notwithstanding anything to the contrary, contained in this Section 303, neither the term "real estate taxes" nor "Tenants Tax Payment" shall include any inheritance, estate, succession, transfer, gross receipts, franchise, corporation net income or profit tax or capital levy imposed upon Landlord.

     5. The language (subject to Tenants obligation to reimburse Landlord therefor as set forth in Section 302 above)" is hereby inserted after the word "Landlord" on the second line of Section 401 of the Lease and after the word "insurance" on the eleventh line of Section 401 of the Lease.

     6. Section 501 through 507 of the Lease shall be deleted in their entirety and replaced with the following:

          Section 501. Condition of Leased Premises. Tenant has fully inspected the leased premises and is satisfied in all respects with the condition of the leased premises. Tenant hereby accepts delivery of possession of the leased premises in their present "as is, where is" condition and state of repair as of the date hereof.

     7. The language in the first sentence of Section 602 (a) of the Lease on the first four lines thereof (beginning with the work "Subject" and ending with the language "Section 602") is hereby deleted.

     8. Section 602 (b) shall be deleted in its entirety and replaced with the following

          (b) Landlord shall maintain and repair the roof, the exterior of the building, landscaping and the hard surface parking for any parking spaces as may exist on the leased premises as of the date of commencement of the Amended Lease Term, and all water, sewer and utility lines exterior to the building on the leased premises. Landlord shall not be obligated to rebuild, replace, repair, or maintain the leased premises except as specifically provided herein, but in the event Landlord receives money or property in reimbursement of or in compensation for damage or loss to the leased premises for which Tenant is obliged to make repairs as herein set forth, Landlord shall apply all such money and property, to the extent required therefor, to the repair and restoration of such damage or loss. Landlord has no responsibility for supplying any utilities to the leased premises and Tenant shall make such arrangements as Tenant shall desire for the provisions of such utilities directly )with the appropriate utility companies and Tenant shall be responsible for paying any and all charges in connection with Tenant's utility consumption at the leased premises. Nothing in this Section 602 is intended to limit Tenant's obligation to pay CAM Costs as provided in this Lease.

     9. Section 604 of the Lease shall be deleted in its entirety and replaced with the following:

          Section 604. Landlord's Title. Landlord warrants that it has good and marketable title to the leased premises, subject to all matters of record, and has the exclusive right to lease such premises.

     10.  Section 701 of the Lease shall be deleted in its entirety.

     11. Section. 801 of the Lease shall be deleted in its entirety and replaced with the following:

          Section 801. Assignment or Sublease Permitted. Tenant shall not have the right to assign or transfer this Lease or sublet the whole or any part of the leased premises without first obtaining the written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding any such assignment or transfer of this Lease or subletting of the leased premises, Tenant shall nevertheless remain liable to Landlord for the performance of all of the terms, agreements, provisions and conditions of this Lease. Notwithstanding anything in this Lease to the contrary, in the event Tenant assigns this Lease or sublets the whole or any part of the leased premises at any time during the Amended Lease Term, the Renewal Option will deem to have been exercised by the Tenant as of the date of such assignment or subletting.

          Notwithstanding anything to the contrary contained herein, Tenant shall have the right, without Landlord's prior consent, to assign this Lease, sublet the leased premises (or any portion thereof) and/or permit the use of the leased premises (or any portion thereof) by or to an Affiliate or Successor of Tenant, provided, however, that such Affiliate or Successor uses the Premises solely for the uses permitted by this Lease. For purposes hereof, and "Affiliate" or "Successor" of Tenant is an entity controlling, under common control with or controlled by First Union National Bank, including an entity resulting from an internal reorganization, a merger or a consolidation by or with Tenant. For purposes of this definition, the work "control", as used above, means with respect to a Person (as hereinafter defined) that is a corporation, the right; to direct or cause the direction of the management or policies of the controlled Person. The word "Person" means an individual partnership, trust, corporation, firm or other entity. Tenant shall promptly notify Landlord in writing in the event of art assignment or subletting to an Affiliate or Successor.

     12. Section 903 of the Lease shall be deleted in its entirety and replaced with the following:

          Section 903. Confession in Ejectment. In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

                    WHEN THIS LEASE OR  TENANT'S  RIGHT OF  POSSESSION  SHALL BE
               TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE, AND ALSO WHEN AND AS SUCH TERM SHALL HAVE EXPIRED OR BEEN TERMINATED, TENANT HEREBY IRREVOCABLY AUTHORIZES AND

               EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD AS ATTORNEY FOR TENANT AND ANY PERSONS CLAIMING THROUGH OR UNDER TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE LEASED PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED, CANCELLED OR SUSPENDED AND POSSESSION OF THE LEASED PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT OR ANY PERSON CLAIMING THROUGH OR UNDER TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON ANY SUBSEQUENT TERMINATION OR EXPIRATION OF THIS LEASE OR ANY RENEWAL OR EXTENSION HEREOF, OR OF TENANT'S RIGHT OF POSSESSION, AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AS HEREINBEFORE SET FORTH ONE OR MORE ADDITIONAL TIMES TO RECOVER POSSESSION OF THE SAID LEASED PREMISES.

                    IN ANY ACTION OF OR FOR  EJECTMENT,  IF LANDLORD SHALL FIRST
               CAUSE TO BE  FILED  IN SUCH  ACTION  AN  AFFIDAVIT  MADE BY IT OR
               SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, SUCH AFFIDAVIT SHALL BE PRESUMPTIVE EVIDENCE SUCH FACTS; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED FN SUCH ACTION, IT SHALL NOT HE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THIS LEASE OR NOT, AND ALL LIABILITY THEREFOR.

     13. The language "(other than as set forth in Section 1106)" is hereby inserted after the word Tenant on the fourth line of Section 906 of the Lease.

     14.  Section 1001 of the Lease shall be deleted in its entirety.

     15. The second sentence of Section 1102 of the Lease shall be deleted and replaced with the following:

               No assignment or transfer of this Lease shall relieve any of the parties hereto of duties and obligations under this Lease; provided, however, in the event Landlord transfers and conveys the leased premises, or any premises of which the leased premises are a part, to another party, other than an agent or nominee of Landlord, and in the further event that such transferee assumes and agrees to perform all of the obligations of Landlord set forth in this Lease as Landlord accruing following such transfer; then in such event such third party shall become bound by the provisions of this Lease accruing following such transfer and Landlord shall be discharged and released of all. obligations under this Lease accruing following such transfer.

     16. Section 1103 of the Lease shall be deleted in its entirety and replaced with the following:

          Section 1103. Notices: Whenever in this Lease notice or demand is required or permitted to be given or served by either patty to the other, such notice or demand shall not be deemed to have been given or served unless in writing and either personally delivered, sent by overnight courier, or forwarded by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at its address set forth in that certain Amendment to Lease dated as of December 14, 1998. Such addresses may be changed from time to time by either party by serving notice as above provided. Time shall be of the essence with respect to any such notice or demand. The date of delivery of any notice provided for herein shall be the date of delivery with respect to any notice transmitted by personal delivery, the first business day following deposit with an overnight courier with respect to notices transmitted by overnight mail, and two days following the date of deposit in the United States mail if given by registered mail ox certified mail. Tenant hereby waives the right to receive any notice to quit contemplated by Section 501 of the Landlord Tenant Act of 1951, as amended.

     17.  The  following  new  sections  shall be added to the  Lease  following
          Section 1105:

          Section 1106. Late Charge. If Tenant shall fail to pay all or any part of any installment of Minimum Rent or Additional Rent (such as Tenant's CAM Costs or Tenant's Tax Payments) for more than ten (10) days after the same shall have become due and payable, Tenant shall pay as additional rent hereunder to Landlord a late charge of five (5) cents per month for each dollar of the amount of such Minimum Rent or additional rent which shall not have been paid to Landlord within said ten (10) day period. It is understood and agreed that such charges represent an estimate of damages incurred for late processing and administrative special handling and are not interest or penalty payments.  The  provisions  herein  for  such  charges  shall  not  be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligations to pay all such stuns at the time or times herein stipulated. Notwithstanding the imposition of such charges, Tenant shall be in default under this Lease if all payments required to be made by Tenant are not made at the times herein stipulated under this Lease, subject to Section 906 hereof.

          Section 1107. Tenant Obligations.

          (a)  Environmental Laws.

               (i) Tenant shall comply with all applicable federal, state, and local environmental laws, ordinances, orders or regulations affecting the leased premises, the operation of Tenant's business at the leased premises, or the removal of any substances therefrom. Notwithstanding anything in this Lease to the contrary, Tenant shall not, without Landlord's prior written consent and subject to reasonable conditions imposed by Landlord, use, store, manufacture, process or dispose of any oil, grease, or hazardous substances regulated by any public authority.

               (ii) Tenant shall not permit any on-site  disposal of oil, grease or hazardous substances. No hazardous or industrial wastes, contaminated substances or those resulting from manufacturing or processing shall be debited in containers provided for trash removal. All waste materials (including Tenant's construction or remodeling wastes) other than ordinary sanitary commercial trash shall be removed from the leased premises and properly disposed of in compliance with all applicable laws at Tenant's sole cost and expense.

              (iii) Tenant does hereby indemnify and hold Landlord  harmless oft from and against all claims, actions, liens, demands, costs, expenses, fines and judgments (including legal costs and attorney's fees) resulting from or arising by reason of any spills or contamination of air, soil or water by oil, grease or hazardous substances caused by Tenant, its agents or employees at or around the leased premises or upon removal therefrom, or the violation of any other provision of this Section 1107, as a result of negligence, acts or omissions of Tenant.

          (b) Waste. Tenant shall not commit or suffer to be committed any waste or nuisance or other act or thing upon the leased premises.

          (c) Compliance with Laws. Tenant shall, at Tenant's sole cost and expense, comply with all laws and other requirements of all municipal, county, state, federal and other governmental authorities, now in force or which may hereafter be in force, applicable to the leased premises or the use thereof or the conduct of Tenant's business therein.

          Section 1108. Offset Statement Within twenty days after request therefor by Landlord, Tenant agrees to deliver in recordable form a certificate to Landlord or to any proposed mortgagee, lessor or purchaser certifying, among other things: (a) whether this Lease is in full force and effect; (b) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment; (c) the date to which rent and other charges have been paid; and (d) whether Tenant knows of any default on the part of Landlord ox has any claim against Landlord and, if so, specifying the nature of such default or claim.

          Section 1109. Surrender and Holding Over. Upon expiration or termination of this Lease by lapse of time or otherwise, Tenant shall peaceably surrender the leased premises to Landlord in broom-clean condition and in good repair, reasonable wear and tear, damage caused by a fire or other casualty or damage caused by Landlord, its agents or employees excepted. In the event that Tenant shall fail to surrender the leased premises, Landlord shall have the right to demand and receive, as liquidated damages in addition to all other remedies, an amount equal to 150% of the stated Minimum Rent specified in this Lease for the period of time Tenant shall so retain possession of the Leased /?remises after expiration of the stated term hereof (or if there is no Minimum Rent stated for such time, 150% of the Minimum Rent which is to be in effect from 1/1/08 to 12/31/08). If Tenant remains in possession of the leased premises with Landlord's consent but without a new duly executed written Lease, Tenant shall be deemed to be occupying the leased premises as a tenant at will, subject to all the covenants, conditions and agreements of this Lease.

          Section 1110. Invalid Provisions. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be


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          affected thereby,  and each term,  covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

          Section 1111. Survival of Obligations. All obligations of Tenant which by their nature involve performance in any particular after the end of the term, or which cannot be ascertained to have been fully performed until after the end of the term, shall survive the expiration or sooner termination of the term.

          Section 1112. Liabilities of Landlord. The liability of Landlord hereunder and any successor to Landlord's estate in and to the leased premises shall be limited to his or its interest in the leased premises, and no other assets of Landlord other than his or its interest in the leased premises shall be affected by reason of any liability which Landlord or his or its successor in interest may have under this Lease.

          Section 1113. Subordination. (a) Subject to delivery of a reasonably acceptable subordination, nondisturbance and attornment agreement, Tenant agrees that this Lease and all terms, covenants and provisions thereof and all rights, remedies, and options of Tenant thereunder are and shall be subordinate to any mortgage, underlying or master lease now or hereafter placed upon the land of which the leased premises are a part, and to all advances made or hereafter to be made upon the security thereof. Tenant shall, within ten days from the request of Landlord, execute and deliver a subordination, nondisturbance and attornment agreement in a form provided by Landlord and reasonably acceptable to Tenant confirming the subordination provided for in this Lease. The word "mortgage" as used herein includes mortgages, deeds of trust or similar instruments and the word mortgage, underlying or master lease shall include modifications, consolidations, extensions, renewals, replacements or substitutes thereof.

          (b) Subject to the terms of a reasonably acceptable subordination, nondisturbance and attornment agreement, Tenant agrees that neither the cancellation nor termination of any ground or underlying lease to which this Lease is now or may hereafter become subject or subordinate, nor any foreclosure of a mortgage affecting the Leased Premises, nor the institution of any suit, action, summary or other proceeding by Landlord herein or any successor Landlord, or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of the mortgaged property, shall by operation in law or otherwise result in the cancellation or termination of this Lease or the obligations of the Tenant hereunder. Tenant agrees to attorn to any subsequent owner of the Premises.

          (c) Tenant shall notify the mortgagee affecting the leased premises ("Lender") of any default by Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of

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



               cancellation thereof or of an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within thirty
               (30) days after receipt of such notice to cure such default, or if such default cannot be cured within thirty (30) days, shall have failed within thirty (30) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default. Notwithstanding the foregoing, Lender shall have no obligation to cure any such default.

          Section 1114. Custom and Usage. Any law, usage or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the covenants and conditions of this Lease in strict accordance with the terms hereof and notwithstanding any conduct or custom on the part of Landlord in refraining from so doing at any time or times. The failure of Landlord at any time or times to enforce its rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to specific terms, provisions and covenants of this Lease or as having modified or waived the same.

          Section 1115. Indemnification. Tenant hereby agrees to indemnify, defend and hold Landlord harmless of and from any and all damage, loss cost or expense (including, but not limited to, court costs and reasonable attorneys fees) arising from any damage to personal property occurring on the leased premises or any injury or death to persons occurring on the leased premises unless arising from the negligence or willful misconduct of Landlord.

     18. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any broker or agent in connection with this Lease other than Andrell Properties, Inc, and each agrees to indemnify and hold the other party harmless from and against any and all claims, liabilities or expenses (including reasonable attorneys' fees) imposed upon, asserted or incurred by such party as a consequence of any breath of this representation.

     19. The submission of this Lease Amendment by Landlord to Tenant for examination shall not be deemed to constitute an offer by Landlord or a reservation to Tenant of an option to lease, and this Lease Amendment shall become effective as a binding instrument only upon the execution and delivery thereof by both Landlord and Tenant.

     20. The provisions of this Lease Amendment shall bind the parties hereto and their respective successors and assigns,



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     21.  The Lease, as modified by this Lease Amendment, shall continue in full force and effect.




























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





IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Lease Amendment to be duly executed as of the day and year first above written.


Landlord

WADSWORTH REALTY LLC, a Pennsylvania limited liability company

By:  /s/ John Nelson

Print Name:   John Nelson

Title:  Managing Member

Witness:  /s/



Tenant

FIRST UNION NATIONAL BANK

By:  /s/ Glenn Blumenthal

Print Name:  Glenn Blumenthal

Title: Vice President

Witness:  /s/











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